UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 8, 2015
First Busey Corporation
 (Exact name of registrant as specified in charter)
Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Ave.
Champaign, Illinois  61820
 (Address of principal executive offices) (Zip code)
(217) 365-4544
 (Registrant's telephone number, including area code)
N/A
 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.
On September 8, 2015, First Busey Corporation, a Nevada corporation ("First Busey"), put in place a one-for-three reverse stock split of First Busey's common stock, par value $0.001 per share (the "Reverse Stock Split").  As previously announced, under the terms of the Reverse Stock Split, (i) each three (3) shares of common stock held by First Busey's stockholders were reclassified and converted to one (1) share of common stock, (ii) the number of shares of common stock authorized by First Busey's Articles of Incorporation were reduced from 200,000,000 shares to 66,666,667 shares, and (iii) the number of issued and outstanding shares of First Busey's common stock were reduced from approximately 86,961,760 shares to approximately 28,987,253 shares, based on the most recently available share data.
The Reverse Stock became effective as of 12:01 am CST on September 8, 2015 by the filing of a Certificate of Change (the "Certificate") pursuant to Nevada Revised Statutes Section 78.209 with the Secretary of State of the State of Nevada on September 1, 2015.  A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated by reference herein.
The par value of First Busey's common stock was not affected by the Reverse Stock Split.  No fractional shares will be issued in connection with the Reverse Stock Split.  Stockholders who otherwise would be entitled to receive fractional shares will be entitled to a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by $6.20, the closing price of First Busey's common stock reported on The Nasdaq Global Select Market on September 4, 2015.
All outstanding stock warrants and equity awards, including stock options and restricted stock units, were proportionally adjusted, as applicable following the Reverse Stock Split.  First Busey's existing stock repurchase program of 2,000,000 shares was likewise reduced to 666,667 shares available for repurchase.
First Busey anticipates that the Reverse Stock Split will have a minimal impact on the overall level of dividends distributed to common stockholders.  The proportional change in shares is expected to be similarly offset by a change in the level of the dividend per share to effect a comparable outcome to recent periods.  Cash dividends are determined quarterly by the board of directors of First Busey, which has a long history of paying regular dividends as disclosed in First Busey's Form 10-K.  Determination of quarterly dividends will continue to be governed by a prudent evaluation of appropriate factors under ongoing capital policy and applicable banking regulations.
Notwithstanding the decrease in the number of shares issued and outstanding following the Reverse Stock Split, the Reverse Stock Split is not intended to be, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information required by this Item 5.03 is set forth in Item 3.03 above, which is incorporated by reference herein.
Item 9.01.                          Financial Statements and Exhibits.
(d)            Exhibits.
3.1	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, as filed by First Busey Corporation with the Secretary of State of the State of Nevada on September 1, 2015

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 9, 2015	First Busey Corporation
By:            /s/ Robin N. Elliott
Name:  Robin N. Elliott
Title:    Chief Financial Officer